Exhibit 99.2

UPDATE: ARTISTDIRECT, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2005 RESULTS

Company Completes Corporate Restructuring and Acquires MediaDefender During 2005

Results Driven by Demand for Internet Anti-Piracy Solutions and
Performance of Online Music Network

(Due to an error in the pro forma section of the ARTISTdirect, Inc. earnings release issued Monday, April 17, 2006 at 7:46am ET, ARTISTdirect, Inc. has reissued an amended earnings release for Q4 and FY 2005, as follows:)

Los Angeles, California - April 17, 2006 – ARTISTdirect, Inc. (OTC BB: ARTD.OB), a digital entertainment company providing digital distribution and copyright protection services for content owners, today announced the results of its operations for the three months and the full year ended December 31, 2005.

On July 28, 2005, ARTISTdirect completed the acquisition of all of the outstanding shares of MediaDefender, Inc., a privately-held Delaware corporation, for a total purchase price of $42,500,000 cash. ARTISTdirect funded the acquisition through the issuance of $15,000,000 of senior secured notes payable, $30,000,000 of subordinated convertible notes payable and warrants to purchase common stock, to several accredited investors.

MediaDefender is one of the leading providers of anti-piracy solutions in the high-growth Internet-piracy-protection industry and offers services designed to thwart Internet piracy and encourage consumers to pay for online content. ARTISTdirect expects that revenues from MediaDefender will represent a significant proportion of its total revenues in the future.

This transaction was accounted for as a purchase in accordance with SFAS No. 141, “Business Combinations”, and the operations of the two companies have been consolidated commencing August 1, 2005. Accordingly, ARTISTdirect’s consolidated results of operations for the year ended December 31, 2005 include MediaDefender’s operations for the five months ended December 31, 2005.

Pro Forma Results

As a result of the acquisition of MediaDefender effective July 28, 2005, ARTISTdirect’s results of operations for the year ended December 31, 2005 are not directly comparable to its results of operations for the year ended December 31, 2004. In order to provide information on the trends and on-going performance of the combined companies, pro forma information is presented below as though the operations of ARTISTdirect and MediaDefender had been combined as of the beginning of fiscal 2005 and of fiscal 2004.

The Company’s presentation of financial results includes “Adjusted EBITDA”, a non-GAAP financial measure that represents income or loss from continuing operations before net interest expense, provision for income taxes, depreciation and amortization, as well as certain other charges and non-recurring costs, including stock-based compensation and impairment losses. Management excludes these items in assessing financial performance, primarily due to their non-operational nature or because they are outside of the Company’s normal operations. The Company has provided this information because it believes that it is useful to investors in understanding the Company’s financial condition and results of operations.

Pro forma net revenue for the full year ended December 31, 2005 was $20,637,000, an increase of $4,972,000 or 32%, as compared to pro forma net revenue for the full year ended December 31, 2004 of $15,665,000.

Pro forma net revenue for MediaDefender was $12,675,000 for the full year 2005, an increase of $2,153,000 or 20%, as compared to pro forma net revenue for the full year 2004 of $10,522,000.

Pro forma net loss for the full year 2005 was $3,054,000, or $0.66 per basic and diluted common share, as compared to a pro forma net loss for the full year 2004 of $5,512,000, or $1.20 per basic and diluted common share, based on 4,611,149 common shares outstanding for each year.

Pro forma Adjusted EBIDTA was $7,095,000 for the full year ended December 31, 2005, as compared to pro forma Adjusted EBIDTA of $3,222,000 for the full year ended December 31, 2004.

A reconciliation of Pro Forma Net Loss to Pro Forma Adjusted EBITDA is shown below.

	Years Ended December 31,
Pro Forma	2004	2005
	(in thousands)

Net loss	$(5,512)	$(3,054)

Add (deduct):
Interest income	(32)	(47)
Interest expense	2,971	2,973
Amortization of discount on Debt	599	599
Amortization of deferred financing costs	871	871
Write-off of unamortized discount on debt and deferred financing costs due to conversion of subordinated convertible notes payable into common stock	—	39
Amortization of intangible Assets	3,749	3,749
Depreciation	569	397
Income taxes	—	1,495
Stock-based compensation	7	73

Adjusted EBITDA	$3,222	$7,095

Information with respect to the adjustments noted above is contained in the notes to the Company’s consolidated financial statements for the years ended December 31, 2005 and 2004, which is included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on April 13, 2006.

Fourth Quarter and Full Year 2005 Performance

For the full year ended December 31, 2005, total net revenue was $13,971,000, an increase of $8,828,000 or 172%, as compared to total net revenue of $5,143,000 for the full year ended December 31, 2004. The Company’s net loss from continuing operations for the full year 2005 was $744,000, or $0.01 per diluted common share, as compared to a net loss from continuing operations of $1,063,000, or $0.30 per diluted common share for the full year 2004. Adjusted EBITDA for the full year 2005 was $3,237,000, as compared to $(862,000) for the full year 2004.

For the three months ended December 31, 2005, total net revenue was $5,660,000, an increase of $4,025,000 or 246%, as compared to total net revenue of $1,635,000 for the three months ended December 31, 2004. The Company’s net loss from continuing operations for the fourth quarter of 2005 was $302,000, or $0.07 per basic and diluted common share, compared to a net loss of $29,000, or $0.01 per basic and diluted common share for the fourth quarter of 2004.

“The year 2005 was a transformative year for ARTISTdirect, one in which we successfully restructured our balance sheet, expanded and diversified our operations, generated operating profitability at our core businesses and positioned the Company for continued growth and opportunity,” said Jon Diamond, CEO of ARTISTdirect. “Our goal in 2006 is to increase shareholder value, and we believe that the most effective way to accomplish this is through a continued focus on providing innovative products and services to our customers.”

Full Year 2005 Segment Results

The following table summarizes net revenue and Adjusted EBITDA by operating segment for the full years ended December 31, 2004 and 2005. Included in Adjusted EBITDA are direct operating expenses for each segment. Corporate expenses consist of general operating expenses that are not directly related to the operations of the segments.

	Years Ended December 31,
	2004	2005
	(in thousands)

Net Revenue:
E-commerce	$2,994	$2,665
Media	2,149	5,297
Anti-piracy services	—	6,009
	$5,143	$13,971
Adjusted EBITDA:
E-commerce	$293	$157
Media	789	2,198
Anti-piracy services	—	3,851
	1,082	6,206
Corporate	(1,944)	(2,969)
	$(862)	$3,237

Media segment revenue increased by $3,148,000, or 146%, to $5,297,000 for the year ended December 31, 2005, as compared to $2,149,000 for the year ended December 31, 2004, as a result of an increase in the number of online advertisers, an increase in the cost per thousand (“CPM”) amounts earned from the sales of impression and non-impression based advertising, and the expansion of the Company’s affiliations with other web-sites for which the Company both markets advertising and participates in advertising revenues.

A reconciliation of Adjusted EBITDA to Net Income (Loss) is presented below.

	Years Ended December 31,
As Reported	2004	2005
	(in thousands)

Reconciliation of Adjusted EBITDA to Net Income (Loss):
Adjusted EBITDA per segments	$(862)	$3,237
Stock-based compensation	(7)	(73)
Depreciation	(223)	(205)
Amortization of intangible assets	—	(1,562)
Amortization of deferred financing costs	—	(373)
Write-off of unamortized discount on debt and deferred financing costs due to conversion of subordinated convertible notes payable into common stock	—	(39)
Interest income	29	29
Interest expense, including amortization of discount on debt of $246	—	(1,517)
Provision for income taxes	—	(241)
Loss from discontinued operations -
– ARTISTdirect Records, LLC	(2,111)	(271)
– iMusic record label	(137)	—
Gain from sale of ARTISTdirect Records, LLC	—	21,079
Net income (loss)	$(3,311)	$20,064

Information with respect to the adjustments noted above is contained in the notes to the Company’s consolidated financial statements for the years ended December 31, 2005 and 2004,

which is included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on April 13, 2006.

Fourth Quarter 2005 Segment Results

Anti-piracy services revenue for the three months ended December 31, 2005 provided by the Company’s MediaDefender subsidiary was $3,673,000, which was included in ARTISTdirect’s consolidated results of operations for such period.

Media revenue was $1,212,000 for the three months ended December 31, 2005, an increase of $373,000 or 44%, as compared to $839,000 for the three months ended December 31, 2004.

E-commerce revenue was $775,000 for the three months ended December 31, 2005, a decrease of $21,000 or 3%, as compared to $796,000 for the three months ended December 31, 2004.

Adjusted EBITDA for the three months ended December 31, 2005 was $1,690,000, as compared to $(7,000) for the three months ended December 31, 2004.

2005 Operating Highlights

Since the beginning of 2005, ARTISTdirect’s senior management team has taken a number of steps to restructure and expand the Company’s operations, strengthen its balance sheet and enhance its operating performance and results.

•             During December 2004, ARTISTdirect discontinued the operations of its iMusic record label and has therefore accounted for the operations of iMusic as a discontinued operation for 2005 and 2004. The loss from iMusic was $137,000 for 2004. There was no loss from iMusic in 2005.

•             Effective February 28, 2005, ARTISTdirect completed the sale of all of its interest in ARTISTdirect Records, LLC to Radar Records Holdings, LLC, an entity owned by ARTISTdirect’s Chairman. The Company has therefore accounted for its interest in ARTISTdirect Records, LLC as a discontinued operation for 2005 and 2004. The loss from ARTISTdirect Records was $271,000 for 2005, as compared to $2,111,000 for 2004. The sale of the Company’s interest in ARTISTdirect Records in 2005 for a cash payment of $115,000 resulted in a $21,079,000 non-recurring gain (primarily non-cash).

•             Media segment revenue increased by 146% in 2005 as compared to 2004, and the Company reported its first operating profit in history during the three months ended June 30, 2005.

•             As noted above, effective July 28, 2005, ARTISTdirect completed the acquisition of MediaDefender, one of the leading providers of anti-piracy solutions in the high-growth Internet-piracy-protection (“IPP”) industry. MediaDefender’s proprietary suite of IPP solutions offers significant levels of protection on the 15 major peer-to-peer (“P2P”) file-sharing networks that constitute over 95% of all P2P file-sharing activity, as well as on Internet Relay Chat (“IRC”) and Usenet. MediaDefender employs an array of non-invasive technical countermeasures on P2P networks to frustrate attempts by users of P2P networks to locate, copy and share unauthorized copyrighted materials. MediaDefender’s solutions rely on patent-pending technology, which combines proprietary software with a robust, scalable information-technology infrastructure. Over the past four years, MediaDefender’s Internet anti-piracy solutions have been utilized by many of the major music and entertainment companies in the $160 billion global music and movie industries to thwart illegal downloading and drive consumers to pay for authorized digital content. Current customers include four major record labels and six major movie studios.

Recent Developments

From December 2005 to date, the Company has issued a total of 2,361,252 common shares upon conversion of $3,659,941 of subordinated convertible notes payable.

Effective April 7, 2006, the Company entered into various agreements with the investors in its senior secured notes payable and its subordinated convertible notes payable to amend their respective registration rights agreements and to amend and waive certain financial covenants. In consideration thereof, the Company offered to temporarily reduce the exercise price of the 3,250,000 warrants held by the investors in the senior secured notes payable from $2.00 to $1.85 per share through April 30, 2006, and agreed to permanently reduce the exercise price of the 1,596,744 warrants held by the investors in the subordinated convertible notes payable from $1.55 to $1.43 per share. Any exercise of the aforementioned warrants at the reduced exercise price shall be for cash only. The conversion price of the subordinated convertible notes payable of $1.55 per share was not affected. The Company also entered into similar agreements, as applicable, and provided identical temporary and permanent reductions to warrant exercise prices, with Broadband Capital Management LLC (1,516,935 warrants originally exercisable at $1.55 per share) and Libra FE, LP (237,500 warrants originally exercisable at $2.00 per share).

The Company also agreed to utilize 25% of the proceeds from the exercise of the warrants held by the investors in the senior secured notes payable to reduce the respective principal balance on the notes payable held by such exercising investors, and to pay any related unpaid accrued interest on such principal payments.

About ARTISTdirect, Inc.

ARTISTdirect, Inc. is a digital media entertainment company that is home to an online music network and, through its acquisition of MediaDefender, is a leader in anti-piracy solutions in the Internet piracy protection industry. The ARTISTdirect Network (www.artistdirect.com) is a network of web-sites offering multi-media content, music news and information, communities organized around shared music interests, music-related specialty commerce and digital music services.

Additional information with regard to the matters discussed in this news release can be found in ARTISTdirect’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the U.S. Securities and Exchange Commission on April 13, 2006, which can be viewed without charge on the internet at www.sec.gov.

Forward-Looking Statements

This news release may contain “forward-looking” statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, and include words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “may”, “will” or similar expressions that are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Such statements include, but are not limited to, statements concerning the Company’s business model and outlook, competition in its business segments, online product sales, advertising and other revenue streams, the Company’s ability to increase visits to its web-site, the level of acceptance and satisfaction of its products and services by its customers, its ability to adequately fund its operations, its ability to offer compelling content, its ability to fulfill online music and merchandise orders in a timely manner, its ability to build brand recognition, its ability to integrate its acquisition of MediaDefender and the acquisitions of technology and other businesses, its ability to protect, obtain and/or develop intellectual property rights and proprietary technology, its ability to manage changing technologies and markets, its ability to service its debt obligations, and its ability to manage growth. Such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Except as required by applicable law or regulation, the Company undertakes no obligation to revise or update any forward-looking statements contained herein in order to reflect future events or circumstances.

Media Contact:

Michael Gross
Robinson Lerer & Montgomery
646-805-2003

Results of operations for the three months ended December 31, 2005 and 2004 and the years ended December 31, 2005 and 2004 are summarized as follows (all amounts are presented in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2005	2004	2005	2004

Net revenue	$5,660	$1,635	$13,971	$5,143

Loss from continuing operations	$(302)	$(29)	$(744)	$(1,063)

Income (loss) from discontinued operations:

Loss from operations of discontinued businesses (primarily ARTISTdirect Records, LLC)	—	(1,376)	(271)	(2,248)

Gain from sale of interest in ARTISTdirect Records, LLC (substantially all non-cash)	—	—	21,079	—

Net income (loss)	$(302)	$(1,405)	$20,064	$(3,311)

Net income (loss) per common share for the three months ended December 31, 2005 and 2004 and the years ended December 31, 2005 and 2004 is summarized as follows:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net income (loss) per common share – basic:

From continuing operations	$(0.07)	$(0.01)	$(0.19)	$(0.30)
From discontinued operations	0.00	(0.39)	5.25	(0.64)
Net income (loss)	$(0.07)	$(0.40)	$5.06	$(0.94)

Net income (loss) per common share – diluted:

From continuing operations	$(0.07)	$(0.01)	$(0.01)	$(0.30)
From discontinued operations	0.00	(0.39)	1.46	(0.64)
Net income (loss)	$(0.07)	$(0.40)	$1.45	$(0.94)

Weighted average common shares outstanding:

Basic	4,611,149	3,502,117	3,969,145	3,502,117

Diluted	4,611,149	3,502,117	14,264,852	3,502,117